THE LOU HOLLAND TRUST

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Susan C. Chamberlain, Arthur Don, Laura J. Janus, and Monica L. Walker, and each of them individually, his or her attorneys-in fact, each with the power of substitution, for him or her in any and all capacities, to sign any post-effective amendments to the registration statement under the Securities Act of 1933 (Registration No. 333-935) and/or the Investment Company Act of 1940 (Registration No. 811-7533), whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and all appropriate state or federal regulatory authorities. The undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 19th day of March, 2009.

/s/ Carla S. Carstens	/s/ JoAnn Sannasardo Lilek
Carla S. Carstens	JoAnn Sannasardo Lilek
Trustee	Trustee and Chair of the Board of Trustees
/s/ Abe T. Hughes II	/s/ José L. Santillan
Abe T. Hughes II	José L. Santillan
Trustee	Trustee
/s/ Laura J. Janus	/s/ Monica L. Walker
Laura J. Janus	Monica L. Walker
Treasurer and Principal Financial Officer	President, Principal Executive Officer and
Trustee

CH1 11687894.1